SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A


              For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                             DENBURY RESOURCES INC.
            (Exact name of Registrant as specified in its Charter)



             Canada                                      Not applicable
     (State of Organization)                            (I.R.S. Employer
                                                       Identification No.)
  17304 Preston Rd., Suite 200
          Dallas, Texas                                       75252
 (Address of principal executive                            (Zipcode)
            offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c) (1) please check the following box.___

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A(c) (2) please check the following box.___

     Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
Title of each class                                            on which
      to be so                                            each class is to be
    registered                                                registered
-------------------                                    -----------------------
   Common Shares                                       New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference from the following section of the Prospectus included in Registration Statement No. 333-12005 on Form S-1 dated October 24, 1996 pertaining to Denbury Resources Inc., and all amendments thereto:

     "Description of Capital Stock"

Item 2. Exhibits.

     Registrant has no securities presently registered on The New York Stock Exchange (the "Exchange"); therefore, no exhibits need to be filed with, or incorporated by reference in the copy of this Registration Statement filed with the Securities and Exchange Commission (the "Commission"). The following exhibits have been filed with the copy of this Registration Statement filed with the Exchange:

     1. Copies of the last  annual  report  filed  pursuant to Section 13 of the
Act:

     Form 10-K for fiscal year ended December 31, 1996.

     2. Copies of all current, quarterly or semi-annual reports filed pursuant to Section 13 of the Act since the end of the fiscal year covered by the annual report filed pursuant to 1 above:

     None

     3. Copies of proxy statements for the annual meeting of shareholders to be held on May 21, 1997 filed with the Commission pursuant to Section 14 of the Act;

     4. Copies of the charter and bylaws of the Registrant;

     5. Specimen share certificate of Registrant's Common Stock; and

     6. Copies of the annual report to shareholders for the year ended December 31, 1996.

                                   Signatures

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               DENBURY RESOURCES INC.
Date: April 25, 1997                        By:  /s/  Phil Rykhoek
                                               -------------------------------
                                               Phil Rykhoek, Chief Financial
                                               Officer


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